SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PARK-OHIO INDUSTRIES

          GABELLI FUNDS, INC.
               THE GABELLI EQUITY TRUST,INC.
                                 9/09/98            2,000              *DI
          GAMCO INVESTORS, INC.
                                 9/18/98            2,500            12.4375
                                 8/14/98            2,000            18.7000
                                 7/23/98            1,000            18.5000
























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.


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